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                                                                EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS



SNODGRASS
Certified Public Accountants and Consultants


Board of Directors
Belmont Bancorp

We consent to incorporation by reference in the registration statement of Belmont Bancorp. on Form S-8 (Registration No 333-45672) of our report dated May 19, 1999, on our audit of the consolidated statements of income, changes in shareholders' equity, and cash flows of Belmont Bancorp. and subsidiaries for the year ended December 31, 1998, which report is included in the Annual Report on Form 10-K of Belmont Bancorp. for the year ended December 31, 2000.


/s/ S. R. SNODGRASS, A.C.

Wheeling, West Virginia
March 26, 2001